As filed with the Securities and Exchange Commission on June 30, 2020

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2020

DWS STRATEGIC MUNICIPAL INCOME TRUST

(Exact name of registrant as specified in its charter)

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Massachusetts (State or other Jurisdiction of incorporation)	811-05767 (Commission File Number)	36-3629052 (IRS Employer Identification No.)

875 Third Avenue
New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 454-4500

Deutsche Strategic Municipal Income Trust

345 Park Avenue
New York, NY 10154

(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

The recent Consent Order involving Deutsche Bank AG (“DB”), described below, does not involve the Registrant or DWS Investment Management Americas, Inc.( “DIMA”). DIMA has informed the Registrant’s Board of Trustees (the “Board”) that, subject to the receipt of temporary and permanent exemptive orders (described below), DIMA believes the Consent Order will not have any material impact on the Registrant or the ability of DIMA to perform services for the Registrant.

On June 17, 2020, DB resolved with the Commodity Futures Trading Commission (“CFTC”) charges stemming from alleged violations of various swap data reporting requirements and corresponding supervision and other failures. The matter, which was resolved by the issuance of a federal court order (“Consent Order”), involved unintentional conduct that resulted from a system outage that prevented DB from reporting data in accordance with applicable CFTC requirements for a period of five days in April 2016.

The matter giving rise to the Consent Order did not arise out of any investment advisory or fund management activities of DIMA. DWS Group GmbH & Co. KGaA (“DWS Group”), of which DIMA is a wholly-owned subsidiary, is a separate publicly traded company but continues to be an affiliate of DB due to, among other things, DB’s 79.49% ownership interest in DWS Group. Under a provision of the Investment Company Act of 1940, as a result of the Consent Order, DIMA would not be eligible to continue to provide investment advisory services to the Registrant absent an order from the Securities and Exchange Commission (the “SEC”). DB and DIMA are seeking temporary and permanent orders from the SEC to permit DIMA to continue to provide investment advisory services to the Registrant and other registered investment companies notwithstanding the Consent Order. While there can be no assurance that the requested exemptive orders will be granted, the SEC has granted this type of relief in the past.

Consistent with its fiduciary and other relationships with the Registrant, and in accordance with the desire of the Board, DIMA continues to provide investment advisory services to the Registrant.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2020	DWS Strategic Municipal Income Trust /s/John Millette Name: John Millette Title: Secretary

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